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Exhibit (10.21)

EMPLOYMENT AGREEMENT

This agreement is made between The DeWolfe Company, Inc. ("DeWolfe") and John R. Penrose ("Employee"). DeWolfe agrees to associate with Employee upon the terms contained in this agreement, and Employee agrees to work in the best interests of DeWolfe at all times, upon the terms contained in this agreement.

TERM: The employment shall commence on July 6, 2000, and will continue until canceled, amended or terminated as described in this agreement.

TITLE: The Employee will be appointed as President of DeWolfe.com, Inc and Vice President of The DeWolfe Companies, Inc.

ASSIGNMENT: The Employee's assignment and responsibilities will be defined by DeWolfe, and may be changed at any time. In general, the Employee is responsible for managing the operations and activities of DeWolfe.com, including, but not limited to, (i) managing all other employees hired or assigned, (ii) planning, budgeting, and implementing DeWolfe's strategies toward achieving e-commerce goals, and (iii) in general, directing a service-oriented Internet Company toward achieving the business goals established by senior management of DeWolfe. The Employee will keep informed about the company's business in general, and shall participate in all training, meetings and functions required by DeWolfe.

COMPENSATION: Compensation will be established by DeWolfe from time to time, and initially will be paid in accordance with the Compensation Schedule attached as Exhibit A. The Employee shall be entitled to all benefits generally provided by DeWolfe to its senior executives. The Employee shall be entitled to 4 weeks vacation time, mutually agreed upon and submitted in writing, to accrue at a rate of five days after each three month period of employment. (Vacation time may not be carried forward to next year, except as approved in accordance with Company policy). Employee may use one week of paid vacation in August, 2000.

TERMINATION: This Agreement and the employment created thereby may be terminated at any time without cause by either party upon sixty (60) days written notice. If employee is terminated by DeWolfe without cause, within 90 days of the start date, Employee will be paid three months base pay. If the employment is terminated without cause by DeWolfe at any time after the first 90 days of employment, Employee will be paid a minimum of six months base pay. DeWolfe may terminate this agreement and the employment created herein without notice for cause, including fraud, criminal activity, dereliction of duties or failure to comply with the terms of this agreement or DeWolfe policies and procedures. After termination, the Employee will not solicit any employee, sales associate, manager, or other person associated with DeWolfe or its affiliated Companies for the purpose of inducing that person(s) to terminate employment or association with DeWolfe.

CONFIDENTIALITY: It is understood that the Employee may from time to time have knowledge of information which is confidential in nature, including, but not limited to customer and client lists, agent and management information, training and procedures, manuals, sales tactics, strategies, financial results and other trade secrets. The Employee will not, at any time during employment or after termination, disclose any confidential information, nor trade in the stock of The DeWolfe Companies, Inc. based upon confidential information, nor use such confidential information in any other manner.
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                          THE DEWOLFE COMPANIES, INC.

NOTICES: Any notice required under this agreement will be deemed sufficient if mailed or delivered to the parties at the following addresses:

      Employee:   John R. Penrose
                  17 White Road
                  Wayland, MA 01778

      DeWolfe:    The DeWolfe Companies, Inc.
                  80 Hayden Avenue
                  Lexington, MA 02421

GOVERNING LAW: This agreement shall be governed by the laws of the Commonwealth of Massachusetts.

Signed this 6th day of June, 2000.

Employee:                              The DeWolfe Companies, Inc.

   /s/ John R. Penrose                 By: /s/ Paul J. Harrington
------------------------               ---------------------------------
John R. Penrose                            Paul J. Harrington, President
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                           THE DEWOLFE COMPANIES, INC.

                              COMPENSATION ADDENDUM

This Addendum is incorporated by reference in the Employment Agreement between The DeWolfe Companies, Inc. ("DeWolfe") and the Employee named herein ("Employee"), and supersedes any prior compensation provisions of said Agreement, and shall remain in effect until changed by DeWolfe. In all other respects, said Employment Agreement is hereby ratified and confirmed. This Compensation Addendum is effective July 6, 2000.

Employee Name:                 John R. Penrose

Date of Employment Agreement:  July 6, 2000

Current Base Salary:           $150,000

Vacation Days Per Year:        20

Employee's Title:              Vice President of the DeWolfe Companies, Inc.,
                               and President of DeWolfe.com, Inc.

      Other Benefits-Standard for senior executives of DeWolfe-health insurance will be paid in full, within the DeWolfe group plans.

      Incentive Compensation will be based upon your performance, the achievement of agreed upon goals, and financial performance of The DeWolfe Companies, Inc. Incentive compensation for the first twelve months of employment will be up to $75,000, including a minimum payment of $25,000 payable after six months of employment.

      In the event that employment is terminated at any time, no additional payments of Incentive Compensation will be due thereafter.

      Employee will receive an initial grant of 15,000 Incentive Stock Options, pursuant to the Company's stock option plan and subject to approval of the Board of Directors Stock Option Committee, at fair market value on the date of grant.

                                          The DeWolfe Companies, Inc.

       /s/ John R. Penrose                   /s/ Paul J. Harrington
-----------------------------             ------------------------------
Employee-John R. Penrose                  By: Paul J. Harrington

                                          Its: President